EXHIBIT 5

              OPINION AND CONSENT OF CRAFT FRIDKIN & RHYNE, L.L.C.


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                                September 8, 2000

COR Development, LLC
13720 Roe
Leawood, Kansas 66224

   Re: COR Development, LLC B Registration Statement on Form SB-2

Gentlemen:

   We are counsel to COR Development, LLC, a Kansas limited liability company (the "Company"). We are issuing this opinion in connection with the Registration Statement on Form SB-2 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), up to 1,600,000 units of interest in the Company (the "Units").

   In this connection, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Articles of Organization and the Operating Agreement of the Company, each as currently in effect, and (iii) certain resolutions adopted by the Member of the Company relating to the issuance of the Units and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of others of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

   In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery

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by such  parties and the validity and binding  effect  thereof.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of other officers and representatives of the Company and others.

   We express no opinion concerning any law other than the substantive law of the State of Kansas and the laws of United States of America applicable therein.

   We are assuming that the Company will receive, prior to the issuance by it of the Units, in consideration of issuing such Units, funds in the amount of the offering price for the Units (the "Unit Consideration").

   Based upon and subject to the foregoing, we are of the opinion that the Units have been duly authorized for issuance and, upon the receipt by the Company of the Unit Consideration, and the issuance of the Units, the Units will be validly issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

   This opinion is furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of regulation S-B under the 1933 Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose, or otherwise referred to or relied upon by any other person without the express written permission of the Company.

                                                Very truly yours,

                                                CRAFT FRIDKIN & RHYNE, L.L.C.
                                                /S/ Arthur E. Fillmore II
                                                Arthur E.  Fillmore II
AEF/dh

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